Exhibit 5.1

Our ref: MJA/761080-000003/30785049v3

To the Addressee named in Schedule 1 (the “Addressee”)

12 January 2022

Perimeter Solutions SA

We have been requested to give this opinion (the “Opinion”) to the Addressee as Luxembourg law special counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Addressee of a maximum aggregate number of shares not to exceed 31,900,000 shares (the “Shares”) of the Company’s ordinary shares with a nominal value of USD 1.00 per share, issuable pursuant to the Addressee 2021 equity incentive plan (the “Plan”). Capitalised terms used in this Opinion shall, unless otherwise defined in the present Opinion, have the meaning ascribed to them in the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies or executed copies (as the case may be) of the following documents:

1.1	The documents listed in Schedule 2 of this Opinion (the “Transaction Documents”).

1.2	The corporate documents of the Addressee (the “Corporate Documents”) including:

(a)

a copy of the deed of incorporation including the articles of association of the Addressee dated 21 June 2021 and a copy of a notarial deed amending and restating the articles association of the Addressee and including the articles of association of the Addressee dated 3 December 2021 (the “Constitutional Documents”);

(b)	an excerpt issued by the R.C.S. in relation to the Addressee dated 12 January 2022; and

(c)

a negative certificate (certificat de non-inscription d’une décision judiciaire) of the Addressee issued by the R.C.S. dated 12 January 2022 with respect to the status of the Addressee as at 11 January 2022 (the “R.C.S. Certificate”).

1.3	We have not examined any other document not listed above.

2	Opinions

Based upon, and subject to, the assumptions set out in Schedule 3 and the qualifications set out in Schedule 4, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

Corporate Matters - Incorporation, Capacity and Execution – No Conflict

2.1

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued and fully paid-up (libérées), and non-assessable (which means that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of the Shares).

3	Benefit of Opinion

3.1

This Opinion is issued solely for the purposes of the filing of the Registration Statement (the “Transaction”). It may not be used, circulated, quoted, referred to or relied upon for any other purpose without our written consent in each instance. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This Opinion is strictly limited to the matters stated in it.

The Luxembourg courts shall have exclusive jurisdiction to settle any dispute, action, suit or proceeding that may arise out of or be in connection with this Opinion.

Yours faithfully

/s/ Marjorie Allo

Marjorie Allo

Partner

For and on behalf of

Maples and Calder (Luxembourg) SARL

Société d’avocats inscrite au Barreau de Luxembourg

Law firm admitted to practice in Luxembourg and registered on the list V of lawyers of the Luxembourg bar association

Schedule 1

The Addressee

1

The board of directors of Perimeter Solutions SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548.

Schedule 2

The Transaction Documents

1

An e-mailed copy of an executed version of the unanimous consent of the members of the board of directors of the Addressee dated 1 November 2021 approving inter alia the equity incentive plan (the “Approval”).

2	A copy of the Registration Statement.

3	A copy of the Plan, as approved by the members of the board of directors of the Addressee on 1st November 2021 and the sole shareholder of the Addressee on 2nd November 2021.

For the purposes of issuing this Opinion, the Approval and the Registration Statement are collectively referred to as the “Transaction Documents”.

Schedule 3

Assumptions

This Opinion is given only as to and is based on circumstances and matters of fact existing and known to us on the date of this Opinion. We are a member of the Luxembourg Bar and accordingly this Opinion only relates to the laws of the Grand Duchy of Luxembourg as currently upheld by the Luxembourg courts and is given on the basis that it is governed by, and shall be construed in accordance therewith. The statements of this Opinion are valid under Luxembourg law as at the date of this Opinion, but as such are subject to changes in Luxembourg law. We assume no obligation to inform you or any other party or to revise or supplement this Opinion if Luxembourg law be amended or replaced by legislative action, judicial decision or otherwise. We express no opinion with regard to any other laws (including foreign laws applied in Luxembourg courts under Luxembourg private international law rules). We express no opinion on the law of the European Union as it affects any jurisdiction other than the Grand Duchy of Luxembourg.

We have made no investigation of, and express no opinion as to, the laws of any jurisdiction other than the Grand Duchy of Luxembourg, which would or might affect our Opinion as stated herein.

This Opinion is strictly limited to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

In giving this Opinion we have relied upon the following assumptions which we have not independently reviewed or verified:

General

1

That copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2

Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us.

3

That all signatures, initials and seals are genuine and the persons (other than the Company) purported to have signed the Corporate Documents and the Transaction Documents have the legal capacity to sign them and have in fact signed them and as the case may be, the electronic signatures are compliant with the legal requirements of articles 1322-1 and 1322-2 of the Luxembourg Civil Code and the conditions set out in article 26 of Regulation (EU) n°910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing Directive 1999/93/EC (the “eIDAS Regulation”).

4	That the Corporate Documents and the Transaction Documents have not been amended, supplemented, replaced, varied or revoked at the date of this Opinion.

5

That each of the Transaction Documents (and the other documents, notices, instruments and deeds contemplated by the terms of the Transaction Documents) represents and contains the entirety of the transactions entered into by the Addressee in connection with the Transaction.

6

The truth, accuracy and completeness at all relevant times of each of the statements of matters of fact contained in the Corporate Documents and in the Transaction Documents on the date of this Opinion (save for those matters and statements covered by this Opinion).

7

That there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Transaction Documents or in any way bear upon or are inconsistent with the opinions set out in this Opinion.

8

The lack of bad faith and absence of fraud, coercion, duress, undue influence or mistake on the part of any of the parties to the Transaction Documents, their respective directors and managers, employees, agents and advisers (excluding Maples and Calder).

9

That the Addressee has entered into the Transaction in good faith, at arms’ length, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transaction, and that the Transaction Documents is in the corporate interest (intérêt social) of the Addressee.

10	That the representations and warranties by any of the parties to the Transaction Documents are true and accurate.

11

That no transaction contemplated by the Transaction Documents nor any transaction to be carried out in connection with any transaction contemplated by the Transaction Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

Corporate Matters – Capacity and Execution

12

That, with respect to the Addressee , all the legal requirements of the Luxembourg law of 31 May 1999 regarding the domiciliation of companies, as amended, and as construed and supplemented by the criteria set out by the Commission de Surveillance du Secteur Financier in its circulars, have been complied with.

13	That the board resolutions passed were duly adopted, have not been revoked or varied and remain in full force and effect as at the date of this Opinion.

Solvency and Insolvency

14

That the Addressee has and, upon the opening of any insolvency proceedings pursuant to the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “EU Insolvency Regulation”), will have its central administration (administration centrale), its place of effective management (siège de direction effective) and its centre of main interests (centre des intérêts principaux) (as that term is used in Article 3(1) of the EU Insolvency Regulation) at the place of its registered office (siège statutaire) in the Grand Duchy of Luxembourg being the jurisdiction in which the Addressee conducts the administration of its interests on a regular basis and which is ascertainable by third parties (there being a rebuttable presumption that a company’s centre of main interests is in the jurisdiction in which it has its registered office) and will not have an “establishment” (being any place of operations where a company carries out or has carried out in the three month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets), as defined in Article 2(10) of the EU Insolvency Regulation, outside the Grand Duchy of Luxembourg.

Governing Law

15

That there is nothing under any law (other than the laws of the Grand Duchy of Luxembourg), which would or might affect the opinions expressed herein. Specifically, we have made no independent investigation of the laws of the State of Delaware.

16

All relevant authorisations, approvals, consents and licences required in any jurisdiction (other than the Grand Duchy of Luxembourg) and all formalities and requirements of the laws of any relevant jurisdictions (other than the Grand Duchy of Luxembourg) and any regulatory authority (other than any Luxembourg regulatory authority) therein applicable to the execution, performance, enforceability and admissibility in evidence of the Transaction Documents:

(a)	have been made, done or obtained, as the case may be; and

(b)	have been and will be complied with,

(and in each case (where applicable) (i) they are in full force and effect; and (ii) were made, done and obtained or complied with within any applicable time period).

Schedule 4

Qualifications

Our Opinion is subject to the following qualifications:

General

1

Documents produced before a court or a public body of the Grand Duchy of Luxembourg might have to be translated into the French or German languages. Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts in question may not be identical to the concepts described by the same English terms as they exist in the laws, rules and regulations of other jurisdictions. Therefore, legal concepts expressed in English in this Opinion will be construed and applied by Luxembourg courts in accordance with Luxembourg law.

2

Documents relating to the Addressee (including, but not limited to, a notice of a winding-up order or resolution, or a notice of the appointment of an administrator, bankruptcy receiver, insolvency practitioner, liquidator, receiver or director) might not be published on the R.E.S.A/Recueil Électronique des Sociétés et Associations (the “R.E.S.A.”) or filed with the R.C.S. or with the court clerk of the Luxembourg District Court (Tribunal d’Arrondissement de et à Luxembourg) immediately and there might be a delay in the relevant document appearing in the files of the Addressee.

3

Deeds (actes) or extracts of deeds (extraits d’actes) relating to the Addressee and which, by virtue of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “Law on Commercial Companies”)must be published in the R.E.S.A. (and which concern essentially acts relating to the incorporation, the functioning, appointment of directors, liquidation/insolvency of the Addressee or subsequent amendments to its Constitutional Documents) will only be enforceable against third parties after they have been published in the R.E.S.A., except where such third parties have knowledge thereof, whereas third parties may however rely thereon prior to such publication. For the fifteen days following the publication, these deeds or extracts of deeds are not enforceable against third parties who prove that it was impossible for them to have knowledge thereof within that time.

4

The registration of some or all of the Transaction Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg will be required if they are appended to a public deed voluntarily or to any other document subject to mandatory registration, in which case a registration duty will be payable depending on the nature of the document to be registered. The same registration duties will be payable in the case of voluntary registration of the Transaction Documents.

5

No opinion is expressed or implied in relation to the accuracy of any statement of fact, opinion, representation or warranty made in the Transaction Documents (save for those matters and statements covered by this Opinion) or given by or concerning any of the parties to the Transaction Documents, or whether such parties are bound by any representation or warranty given.

6

A receiver may be limited in the exercise of its rights and powers (i) pursuant to the Law on Commercial Companies and (ii), in the case of insolvency of a Luxembourg company, by the rights and powers of the insolvency receiver appointed by a Luxembourg court pursuant to Luxembourg insolvency laws. Further, the rights and powers of a receiver may not cover or extend to actions which, pursuant to the Law on Commercial Companies or the Constitutional Documents, require a decision of the shareholders of a Luxembourg company rather than the Luxembourg company itself.

7	We express no opinion on the contractual terms of the relevant documents other than by reference to the legal character thereof.

Governing Law

8

As a matter of principle and notwithstanding any foreign jurisdiction clause, Luxembourg courts have jurisdiction over any conservatory or provisional measures concerning assets or persons located in the Grand Duchy of Luxembourg and any action relating thereto may be governed by Luxembourg law.

Electronic Signatures

9

While an electronic signature may not be dismissed in court or deprived from any legal effect merely on the grounds that it is an electronic signature, only electronic signatures that meet the conditions and comply with the requirements set out in Article 1322-1 of the Luxembourg Civil Code and under the eIDAS Regulation, have an equivalent effect to handwritten “wet ink” signatures when used for the purpose of the execution of an agreement under private seal (acte sous seing privé). Electronic signatures that fail to satisfy such requirements will however not benefit from a presumption of equivalence to handwritten signatures and of reverse burden of proof but will be prima facie admissible in evidence (commencement de preuve) before Luxembourg courts that will have full discretion to determine on a case by case basis whether they validly evidence the consent of the purported signatory. Additional means of evidence may be needed to be produced in court for such purpose and such electronic signatures bear the risk of being declared invalid absent convincing evidence. In case the Transaction Documents has been signed by way of electronic signatures, no opinion is expressed herein on the legal qualification of any signature in electronic form.

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